UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 13, 2006

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M63 North, Benton Harbor, Michigan		49022-2692
(Address of Principal Executive Offices)		(Zip Code)

(269) 923-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Contract.

On August 13, 2006, the registrant granted restricted stock units from its 1998 and 2000 Omnibus Stock and Incentive Plans to certain management employees, including certain named executive officers and other executive officers, in recognition of their leadership roles in the acquisition and integration of Maytag Corporation by the registrant. The restrictions on the restricted stock units will lapse on the third anniversary of the grant date, at which time the restricted stock units shall be paid out in common stock of the Corporation on a one-for-one basis. Dividend equivalents will be paid in cash annually to holders of the restricted stock units during the three-year restriction period. The following named executive officers received awards in the amounts shown next to their names: Jeff M. Fettig, 25,000; David L. Swift, 15,000; Michael A. Todman, 7,500; and Roy W. Templin, 15,000. Certain other executive officers received awards ranging from 5,000 to 10,000 restricted stock units for their efforts with respect to the Maytag acquisition.

Item 9.01 — Financial Statements and Exhibits

99.1

Whirlpool Corporation 1998 Omnibus Stock and Incentive Plan (as amended, effective February 16, 1999)[Incorporated by reference from Exhibit 10(iii)(s) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999][File No. 1-3932]

99.2

Whirlpool Corporation 2000 Omnibus Stock and Incentive Plan (effective January 1, 2000)[Incorporated by reference from Exhibit A to the Company’s Proxy Statement for the 2000 annual meeting of stockholders][File No. 1-3932]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: August 17, 2006	By:	/s/Robert T. Kenagy
	Name:	Robert T. Kenagy
	Title:	Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1

Whirlpool Corporation 1998 Omnibus Stock and Incentive Plan (as amended, effective February 16, 1999)[Incorporated by reference from Exhibit 10(iii)(s) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999][File No. 1-3932]

99.2

Whirlpool Corporation 2000 Omnibus Stock and Incentive Plan (effective January 1, 2000)[Incorporated by reference from Exhibit A to the Company’s Proxy Statement for the 2000 annual meeting of stockholders][File No. 1-3932]